Exhibit 99.1

VMware Reports Fiscal Year 2020 First Quarter Results

Total revenue growth of 13% year-over-year

Additional $1.5B in stock repurchases authorized through the end of fiscal 2021

PALO ALTO, Calif., May 30, 2019 — VMware, Inc. (NYSE: VMW), a leading innovator in enterprise software, today announced financial results for the first quarter of fiscal year 2020:

•	Revenue for the first quarter was $2.27 billion, an increase of 13% from the first quarter of fiscal 2019.

•	License revenue for the first quarter was $869 million, an increase of 12% from the first quarter of fiscal 2019.

•

GAAP net income for the first quarter was $505 million, including an unrealized gain of $132 million on an investment in Pivotal Software, or $1.21 per diluted share, compared to $942 million, or $2.29 per diluted share, for the first quarter of fiscal 2019. Non-GAAP net income for the first quarter was $553 million, or $1.32 per diluted share, up 5% per diluted share compared to $516 million, or $1.26 per diluted share, for the first quarter of fiscal 2019.

•

GAAP operating income for the first quarter was $415 million, an increase of 9% from the first quarter of fiscal 2019. Non-GAAP operating income for the first quarter was $667 million, an increase of 12% from the first quarter of fiscal 2019.

•	Operating cash flow for the first quarter was $1.27 billion. Free cash flow for the first quarter was $1.20 billion.

•	Total revenue plus sequential change in total unearned revenue grew 25% year-over-year.

•	License revenue plus sequential change in unearned license revenue grew 23% year-over-year.

VMware is maintaining its full-year fiscal 2020 guidance, including total revenue of $10.03 billion, GAAP operating margin of between 21.4% and 22.8% and non-GAAP operating margin of 33%.

The company also announced that its Board of Directors has authorized the repurchase of up to $1.5 billion of its Class A common stock through fiscal 2021, which ends on January 29, 2021. Stock will be repurchased from time to time, in the open market or through private transactions, subject to market conditions. This stock authorization is in addition to the Company’s ongoing $1 billion stock repurchase program announced in August 2017, which had $243 million remaining at the end of the first quarter.

“Q1 was a good start to fiscal 2020 with strength across our comprehensive solutions portfolio,” commented Pat Gelsinger, CEO, VMware. “We were especially pleased to announce a number of agreements during the quarter with key partners Amazon Web Services, Dell and Microsoft as customers continue to turn to VMware’s cloud infrastructure technology to enable their digital transformations.”

“Our Q1 results reflect continued progress in expanding VMware’s broad platform for hybrid and multi-cloud environments,” said Zane Rowe, executive vice president and CFO, VMware. “We’re reiterating our full-year fiscal 2020 guidance and are pleased to announce that the board has authorized an incremental $1.5 billion dollars in stock repurchases through the end of fiscal year 2021.”

Quarterly Business Highlights & Strategic Announcements

•

VMware and AWS announced an expansion of their partnership, with AWS now able to resell VMware Cloud on AWS. The service is now available in 14 regions globally, including recent availability in the Canada, Mumbai, Paris and Singapore zones.

•	At Dell Technologies World, Dell, Microsoft and VMware announced the following partnership expansions:

1)	Microsoft will deliver a fully native, supported, and certified VMware cloud infrastructure on Microsoft Azure called Azure VMware Solutions.

2)

VMware Workspace ONE will be able to manage Office 365 across devices via cloud-based integration with Microsoft Intune and Azure Active Directory and the extension of VMware Horizon Cloud on Azure to include Microsoft Windows Virtual Desktop.

3)

Microsoft and VMware are exploring initiatives to drive further integration between VMware infrastructure and Azure such as integration of VMware NSX with Azure Networking and integration of specific Azure services with VMware management solutions. They will also be exploring bringing specific Azure services to the VMware on-premises customers.

•	VMware introduced VMware Cloud on Dell EMC, which will provide simple, more secure and scalable infrastructure delivered as-a-service to customers’ on-premises data center and edge locations.

•

VMware updated VMware NSX-T Data Center 2.4 and NSX Cloud, expanding capabilities for enterprise customers’, large and small, along with communications service providers’ adoption of Network Function Virtualization (NFV).

•

At the RSA Conference, VMware introduced the VMware Service-defined Firewall, an innovative approach to internal firewalling that reduces the attack surface for on-premises and cloud environments with security that is an intrinsic part of the infrastructure.

•

VMware Essential PKS and VMware Enterprise PKS 1.4 was made generally available. PKS streamlines DevOps workflows and takes advantage of new networking, security, and automation features designed for Kubernetes (KBS) at scale.

•

New advancements were made across the VMware vRealize cloud management platform helping IT enable developers and IT admins to quickly build and deliver applications in hybrid cloud environments with more secure and consistent operations.

•

VMware acquired Bitnami, a leader in application packaging solutions providing the largest catalog of click-to-deploy applications and development stacks for major cloud and Kubernetes environments. VMware also completed the acquisition of AetherPal, a provider of remote support solutions that enable IT to remotely view, control, troubleshoot, and fix devices and applications in the field.

•

At its Partner Leadership Summit, VMware unveiled VMware Partner Connect, a new, dramatically simplified and flexible program that will go live early next year. The new partner program will enable partners to do business with VMware in a way that aligns to their business models.

The company will host a conference call today at 1:30 p.m. PT/ 4:30 p.m. ET to review financial results and business outlook. A live web broadcast of the event will be available on the VMware investor relations website at http://ir.vmware.com. Slides will accompany the web broadcast. The replay of the webcast and slides will be available on the website for two months. In addition, six quarters of historical data for unearned revenue will also be made available at http://ir.vmware.com in conjunction with the conference call.

# # #

About VMware

VMware software powers the world’s complex digital infrastructure. The company’s cloud, networking and security, and digital workspace offerings provide a dynamic and efficient digital foundation to over 500,000 customers globally, aided by an ecosystem of 75,000 partners. Headquartered in Palo Alto, California, VMware is committed to being a force for good, from its breakthrough innovations to its global impact. For more information, please visit https://www.vmware.com/company.html.

Additional Information

VMware’s website is located at www.vmware.com, and its investor relations website is located at http://ir.vmware.com. VMware’s goal is to maintain the investor relations website as a portal through which investors can easily find or navigate to pertinent information about VMware, all of which is made available free of charge. The additional information includes materials that VMware files with the SEC; announcements of investor conferences, speeches and events at which its executives talk about its products, services and competitive strategies; webcasts of its quarterly earnings calls, investor conferences and events (archives of which are also available for a limited time); additional information on its financial metrics, including reconciliations of non-GAAP financial measures to the most directly comparable GAAP measures; press releases on quarterly earnings, product and service announcements, legal developments and international news; corporate governance information; other news, blogs and announcements that VMware may post from time to time that investors may find useful or interesting; and opportunities to sign up for email alerts and RSS feeds to have information pushed in real time.

VMware, VMware Cloud, Workspace ONE, Horizon, NSX-T, NSX Cloud, VMware Essential PKS, VMware Enterprise PKS, vRealize, Bitnami and AetherPal are registered trademarks or trademarks of VMware, Inc. or its subsidiaries in the United States and other jurisdictions. All other marks and names mentioned herein may be trademarks of their respective organizations.

Use of Non-GAAP Financial Measures

Reconciliations of non-GAAP financial measures to VMware’s financial results as determined in accordance with GAAP are included at the end of this press release following the accompanying financial data. For a description of these non-GAAP financial measures, including the reasons management uses each measure, please see the section of the tables titled “About Non-GAAP Financial Measures.”

Forward-Looking Statements

This press release contains forward-looking statements including, among other things, statements regarding VMware’s expectations and estimates for the full-year fiscal 2020, including with respect to total revenue, GAAP operating margin and non-GAAP operating margin; the timing and amount of stock repurchases through the end of fiscal year 2021; increasing customer interest in VMware cloud infrastructure technology; and the expected benefits to customers of VMware products and services, including, for example, those relating to the announcements of Azure VMware Solutions, VMware Cloud on Dell EMC, NSX-T Data Center 2.4, NSX Cloud, VMware Service-defined Firewall, VMware Partner Connect and the extension of VMware Horizon Cloud on Azure to include Microsoft Windows Virtual Desktop, as well as other potential initiatives to drive further integration between VMware infrastructure and Azure and provide Azure services to VMware on-premises customers. These forward-looking statements are subject to the safe harbor provisions created by the Private Securities Litigation Reform Act of 1995. Actual results could differ materially from those projected in the forward-looking statements as a result of certain risk factors, including but not limited to: (i) adverse changes in general economic or market conditions; (ii) delays or reductions in consumer, government and information technology spending; (iii) competitive factors, including but not limited to pricing pressures, industry consolidation, entry of new competitors into the virtualization software and cloud, end user and mobile computing industries, and new product and marketing initiatives by VMware’s competitors; (iv) VMware’s customers’ ability to transition to new products and computing strategies such as cloud computing, desktop virtualization and the software defined data center; (v) VMware’s ability to enter into, maintain and extend strategically effective partnerships and alliances; (vi) the uncertainty of customer acceptance of emerging technology; (vii) the ability to successfully integrate into VMware acquired companies and assets and smoothly transition services related to divested assets from VMware; (viii) rapid technological changes in the virtualization software and cloud, end user and mobile computing industries; (ix) changes to product and service development timelines; (x) VMware’s relationship with Dell Technologies and Dell’s ability to control matters requiring stockholder approval, including the election of VMware’s board members and matters relating to Dell’s investment in VMware; (xi) VMware’s ability to protect its proprietary technology; (xii) VMware’s ability to attract and retain highly qualified employees; (xiii) the ability of VMware to realize synergies from Dell; (xiv) disruptions resulting from key management changes; (xv) risks associated with international sales such as fluctuating currency exchange rates and increased trade barriers; (xvi) changes in VMware’s financial condition; (xvii) risks associated with cyber-attacks, information security and privacy; (xviii) geopolitical changes such as Brexit and increased tariffs and trade barriers that could adversely impact our non-U.S. sales; (xix) changes in business opportunities and priorities that could cause VMware to consider uses of cash other than to repurchase stock; and (xx) fluctuations in the level of cash that is available for stock repurchases. These forward-looking statements are made as of the date of this press release, are based on current expectations and are subject to uncertainties and changes in condition, significance, value and effect as well as other risks detailed in documents filed with the Securities and Exchange Commission, including VMware’s most recent reports on Form 10-K and Form 10-Q and current reports on Form 8-K that we may file from time to time, which could cause actual results to vary from expectations. VMware assumes no obligation to, and does not currently intend to, update any such forward-looking statements after the date of this release.

Contacts:

Paul Ziots

VMware Investor Relations

pziots@vmware.com

650-427-3267

Michael Thacker

VMware Global PR

mthacker@vmware.com

650-427-4454

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	Three Months Ended
	May 3,	May 4,
	2019	2018
Revenue:
License	$869	$774
Services	1,397	1,234

Total revenue	2,266	2,008
Operating expenses(1):
Cost of license revenue	50	45
Cost of services revenue	302	251
Research and development	533	453
Sales and marketing	779	706
General and administrative	187	169
Realignment and loss on disposition	—	2

Operating income	415	382
Investment income	14	48
Interest expense	(34)	(34)
Other income (expense), net	145	779

Income before income tax	540	1,175
Income tax provision	35	233

Net income	$505	$942

Net income per weighted-average share, basic for Classes A and B	$1.23	$2.33
Net income per weighted-average share, diluted for Classes A and B	$1.21	$2.29
Weighted-average shares, basic for Classes A and B	410,414	404,968
Weighted-average shares, diluted for Classes A and B	418,387	410,932

(1) Includes stock-based compensation as follows:
Cost of services revenue	$16	$11
Research and development	95	84
Sales and marketing	57	46
General and administrative	26	20

VMware, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS
(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	May 3,	February 1,
	2019	2019
ASSETS
Current assets:
Cash and cash equivalents	$3,311	$2,830
Short-term investments	—	19
Accounts receivable, net of allowance for doubtful accounts of $2 and $2	1,192	1,576
Due from related parties, net	442	937
Other current assets	343	289

Total current assets	5,288	5,651
Property and equipment, net	1,139	1,133
Other assets	2,671	1,853
Deferred tax assets	69	103
Intangible assets, net	392	541
Goodwill	5,414	5,381

Total assets	$14,973	$14,662

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$150	$135
Accrued expenses and other	1,276	1,593
Unearned revenue	4,019	3,968

Total current liabilities	5,445	5,696
Note payable to Dell	270	270
Long-term debt	3,974	3,972
Unearned revenue	3,100	3,010
Income tax payable	896	889
Other liabilities	727	274

Total liabilities	14,412	14,111
Contingencies
Stockholders’ equity:
Class A common stock, par value $0.01; authorized 2,500,000 shares; issued and outstanding 110,267 and 110,715 shares	1	1
Class B convertible common stock, par value $0.01; authorized 1,000,000 shares; issued and outstanding 300,000 shares	3	3
Additional paid-in capital	30	531
Accumulated other comprehensive income	6	2
Retained earnings	521	14

Total stockholders’ equity	561	551

Total liabilities and stockholders’ equity	$14,973	$14,662

VMware, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(unaudited)

	Three Months Ended
	May 3, 2019	May 4, 2018
Operating activities:
Net income	$505	$942
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	174	156
Stock-based compensation	194	161
Deferred income taxes, net	31	180
Unrealized (gain) loss on equity securities, net	(129)	(776)
(Gain) loss on disposition of assets, revaluation and impairment, net	(4)	—
Other	1	1
Changes in assets and liabilities, net of acquisitions:
Accounts receivable	384	393
Other current assets and other assets	(144)	(136)
Due to/from related parties, net	489	351
Accounts payable	13	101
Accrued expenses and other liabilities	(338)	(215)
Income taxes payable	(45)	20
Unearned revenue	142	(83)

Net cash provided by operating activities	1,273	1,095

Investing activities:
Additions to property and equipment	(71)	(61)
Purchases of available-for-sale securities	—	(391)
Sales of available-for-sale securities	—	148
Maturities of available-for-sale securities	—	371
Purchases of strategic investments	—	(2)
Proceeds from disposition of assets	20	2
Business combinations, net of cash acquired, and purchases of intangible assets	(45)	(26)
Net cash paid on disposition of a business	(3)	(2)

Net cash provided by (used in) investing activities	(99)	39

Financing activities:
Proceeds from issuance of common stock	103	91
Repurchase of common stock	(591)	—
Shares repurchased for tax withholdings on vesting of restricted stock	(204)	(94)

Net cash used in financing activities	(692)	(3)

Net increase in cash, cash equivalents and restricted cash	482	1,131
Cash, cash equivalents and restricted cash at beginning of the period	2,894	6,003

Cash, cash equivalents and restricted cash at end of the period	$3,376	$7,134

Supplemental disclosures of cash flow information:
Cash paid for interest	$62	$63
Cash paid for taxes, net	88	42
Non-cash items:
Changes in capital additions, accrued but not paid	$3	$11

VMware, Inc.

GROWTH IN REVENUE PLUS SEQUENTIAL CHANGE IN UNEARNED REVENUE

(in millions)

(unaudited)

Growth in Total Revenue Plus Sequential Change in Unearned Revenue

	Three Months Ended
	May 3, 2019	May 4, 2018
Total revenue, as reported	$2,266	$2,008
Sequential change in unearned revenue(1)	141	(83)

Total revenue plus sequential change in unearned revenue	$2,407	$1,925

Change (%) over prior year, as reported	25%

Change in unearned revenue due to cloud credits reclassification(2)	$—	$77

Total revenue plus sequential change in unearned revenue, excluding impact of cloud credits reclassification	$2,407	$2,002

Change (%) over prior year, excluding impact of cloud credits reclassification	20%

Growth in License Revenue Plus Sequential Change in Unearned License Revenue
	Three Months Ended
	May 3, 2019	May 4, 2018
Total license revenue, as reported	$869	$774
Sequential change in unearned license revenue(3)	48	(27)

Total license revenue plus sequential change in unearned license revenue	$917	$747

Change (%) over prior year, as reported	23%

Change in unearned license revenue due to cloud credits reclassification(2)	$—	$39

Total license revenue plus sequential change in unearned license revenue, excluding impact of cloud credits reclassification	$917	$786

Change (%) over prior year, excluding impact of cloud credits reclassification	17%
(1)

Sequential change in unearned revenue consists of the change in total unearned revenue from the preceding quarter. Total unearned revenue consists of current and non-current unearned revenue amounts presented in the condensed consolidated balance sheets.

(2)

During the three months ended May 4, 2018, with the adoption of Accounting Standards Codification 606, Revenue from Contracts with Customers (“ASC 606”), cloud credits totaling $77 million, which were redeemable by the customer for the gross value of our cloud offerings, were reclassified from unearned revenue to customer deposits as customers could redeem the cloud credits for certain third-party cloud offerings where revenue would be recognized net of third-party costs. This reclassification included $39 million from unearned license revenue. Customer deposits are included in accrued expenses and other as well as other long-term liabilities on the condensed consolidated balance sheets.

(3)	Unearned license revenue primarily consists of the allocated portion of VMware’s SaaS offerings.

VMware, Inc.

SUPPLEMENTAL UNEARNED REVENUE SCHEDULE

(in millions)

(unaudited)

	May 3, 2019	February 1, 2019	November 2, 2018	August 3, 2018	May 4, 2018(1)	February 2, 2018
Unearned revenue as reported:
License	$303	$255	$212	$190	$157	$184
Software maintenance	6,029	5,972	5,345	5,223	5,024	5,082
Professional services	787	751	644	617	575	573

Total unearned revenue	$7,119	$6,978	$6,201	$6,030	$5,756	$5,839

(1)

During the three months ended May 4, 2018, with the adoption of ASC 606, cloud credits totaling $77 million, which were redeemable by the customer for the gross value of our cloud offerings, were reclassified from unearned revenue to customer deposits as customers could redeem the cloud credits for certain third-party cloud offerings where revenue would be recognized net of third-party costs. This reclassification included $39 million from unearned license revenue. Customer deposits are included in accrued expenses and other as well as other long-term liabilities on the condensed consolidated balance sheets.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended May 3, 2019

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$50	—	—	(33)	—	—	$17
Cost of services revenue	$302	(16)	—	(1)	—	—	$287
Research and development	$533	(95)	—	—	—	—	$437
Sales and marketing	$779	(57)	(2)	(10)	—	—	$712
General and administrative	$187	(26)	—	—	(13)	—	$146
Operating income	$415	194	2	44	13	—	$667
Operating margin(2)	18.3%	8.5%	0.1%	1.9%	0.6%	—	29.5%
Other income (expense), net(3)	$145	—	—	—	(133)	—	$12
Income before income tax	$540	194	2	44	(120)	—	$659
Income tax provision	$35					71	$106
Tax rate(2)	6.4%						16.0%
Net income	$505	194	2	44	(120)	(71)	$553
Net income per weighted-average share, diluted for Classes A and B(2) (4)	$1.21	$0.46	$0.01	$0.10	$(0.29)	$(0.17)	$1.32

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)

Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the three months ended May 3, 2019, this adjustment primarily included an unrealized gain of $132 million, which related to VMware’s investment in Pivotal to adjust it to its fair value.

(4)	Calculated based upon 418,387 diluted weighted-average shares for Classes A and B.

VMware, Inc.

RECONCILIATION OF GAAP TO NON-GAAP DATA

For the Three Months Ended May 4, 2018

(amounts in millions, except per share amounts, and shares in thousands)

(unaudited)

	GAAP	Stock-Based Compensation	Employer Payroll Taxes on Employee Stock Transactions	Intangible Amortization	Acquisition, Disposition and Other Items	Tax Adjustment(1)	Non-GAAP, as adjusted(2)
Operating expenses:
Cost of license revenue	$45	—	—	(30)	—	—	$15
Cost of services revenue	$251	(11)	(1)	(1)	—	—	$239
Research and development	$453	(84)	—	—	(1)	—	$368
Sales and marketing	$706	(46)	(1)	(7)	(1)	—	$651
General and administrative	$169	(20)	—	—	(11)	—	$137
Realignment and loss on disposition	$2	—	—	—	(2)	—	$—
Operating income	$382	161	2	38	15	—	$598
Operating margin(2)	19.0%	8.0%	0.1%	1.9%	0.8%	—	29.8%
Other income (expense), net(3)	$779	—	—	—	(776)	—	$2
Income before income tax	$1,175	161	2	38	(761)	—	$614
Income tax provision	$233					(134)	$98
Tax rate(2)	19.8%						16.0%
Net income	$942	161	2	38	(761)	134	$516
Net income per weighted-average share, diluted for Classes A and B(2) (4)	$2.29	$0.39	$—	$0.09	$(1.85)	$0.33	$1.26

(1)

Non-GAAP financial information for the quarter is adjusted for a tax rate equal to our annual estimated tax rate on non-GAAP income. This rate is based on our estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating the non-GAAP financial measures presented above as well as significant tax adjustments. Our estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that we believe materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to our estimated annual tax rates as described above, our estimated tax rate on non-GAAP income may differ from our GAAP tax rate and from our actual tax liabilities.

(2)	Totals may not sum, due to rounding. Operating margin, tax rate and net income per weighted average share information are calculated based upon the respective underlying, non-rounded data.
(3)

Non-GAAP adjustment to other income (expense), net includes gains or losses on equity investments, whether realized or unrealized. During the first quarter of fiscal 2019, this adjustment primarily included a gain of $781 million, which related to VMware’s investment in Pivotal to adjust it to its fair value.

(4)	Calculated based upon 410,932 diluted weighted-average shares for Classes A and B.

VMware, Inc.

REVENUE BY TYPE

(in millions)

(unaudited)

	Three Months Ended
	May 3,	May 4,
	2019	2018
Revenue:
License	$869	$774
Services:
Software maintenance	1,205	1,077
Professional services	192	157

Total services	1,397	1,234

Total revenue	$2,266	$2,008

Percentage of revenue:
License	38.3%	38.6%
Services:
Software maintenance	53.2%	53.6%
Professional services	8.5%	7.8%

Total services	61.7%	61.4%

Total revenue	100.0%	100.0%

VMware, Inc.

REVENUE BY GEOGRAPHY

(in millions)

(unaudited)

	Three Months Ended
	May 3,	May 4,
	2019	2018
Revenue:
United States	$1,053	$938
International	1,213	1,070

Total revenue	$2,266	$2,008

Percentage of revenue:
United States	46.5%	46.7%
International	53.5%	53.3%

Total revenue	100.0%	100.0%

VMware, Inc.

RECONCILIATION OF GAAP CASH FLOWS FROM OPERATING ACTIVITIES
TO FREE CASH FLOWS
(A NON-GAAP FINANCIAL MEASURE)
(in millions)
(unaudited)
	Three Months Ended
	May 3,	May 4,
	2019	2018
GAAP cash flows from operating activities	$1,273	$1,095
Capital expenditures	(71)	(61)

Free cash flows	$1,202	$1,034

About Non-GAAP Financial Measures

To provide investors and others with additional information regarding VMware’s results, VMware has disclosed in this earnings release the following non-GAAP financial measures: non-GAAP operating income, non-GAAP operating margin, non-GAAP net income, non-GAAP net income per diluted share and free cash flow. VMware has provided a reconciliation of each non-GAAP financial measure used in this earnings release to the most directly comparable GAAP financial measure. These non-GAAP financial measures, other than free cash flow, differ from GAAP in that they exclude stock-based compensation, employer payroll tax on employee stock transactions, amortization of acquired intangible assets, realignment charges, acquisition, disposition and other-related items, certain litigation and other contingencies and discrete items that impacted our GAAP tax rate, each as discussed below. Our non-GAAP financial measures also reflect the application of our non-GAAP tax rate. Free cash flow differs from GAAP cash flow from operating activities with respect to the treatment of capital expenditures.

VMware’s management uses these non-GAAP financial measures to understand and compare operating results across accounting periods, for internal budgeting and forecasting purposes, for short- and long-term operating plans, to calculate bonus payments and to evaluate VMware’s financial performance, the performance of its individual functional groups and the ability of operations to generate cash. Management believes these non-GAAP financial measures reflect VMware’s ongoing business in a manner that allows for meaningful period-to-period comparisons and analysis of trends in VMware’s business, as they exclude charges and gains that are not reflective of ongoing operating results. Management also believes that these non-GAAP financial measures provide useful information to investors and others in understanding and evaluating VMware’s operating results and future prospects in the same manner as management and in comparing financial results across accounting periods and to those of peer companies. Additionally, management believes information regarding free cash flow provides investors and others with an important perspective on the cash available to make strategic acquisitions and investments, to repurchase shares, to fund ongoing operations and to fund other capital expenditures.

Management believes these non-GAAP financial measures are useful to investors and others in assessing VMware’s operating performance due to the following factors:

•

Stock-based compensation. Stock-based compensation is generally fixed at the time the stock-based instrument is granted and amortized over a period of several years. Although stock-based compensation is an important aspect of the compensation of VMware’s employees and executives, the expense for the fair value of the stock-based instruments VMware utilizes may bear little resemblance to the actual value realized upon the vesting or future exercise of the related stock-based awards. Management believes it is useful to exclude stock-based compensation in order to better understand the long-term performance of VMware’s core business.

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Employer payroll tax on employee stock transactions. The amount of employer payroll taxes on stock-based compensation is dependent on VMware’s stock price and other factors that are beyond VMware’s control and do not correlate to the operation of the business.

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Amortization of acquired intangible assets. A portion of the purchase price of VMware’s acquisitions is generally allocated to intangible assets, such as intellectual property, and is subject to amortization. However, VMware does not acquire businesses on a predictable cycle. Additionally, the amount of an acquisition’s purchase price allocated to intangible assets and the term of its related amortization can vary significantly and are unique to each acquisition. Therefore, VMware believes that the presentation of non-GAAP financial measures that adjust for the amortization of intangible assets provides investors and others with a consistent basis for comparison across accounting periods.

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Realignment charges. Realignment charges include workforce reductions, asset impairments, losses on asset disposals and costs to exit facilities. VMware’s management believes it is useful to exclude these items, when significant, as they are not reflective of VMware’s core business and operating results.

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Acquisition, disposition and other-related items. As VMware does not acquire or dispose of businesses on a predictable cycle and the terms of each transaction can vary significantly and are unique to each transaction, VMware believes it is useful to exclude acquisition, disposition and other-related items when looking for a consistent basis for comparison across accounting periods. These items include:

•	Direct costs of acquisitions and dispositions, such as transaction and advisory fees.

•	Accruals for the portion of merger consideration payable in installments that may be paid in cash or VMware stock, at the option of VMware.

•	Gains or losses on equity investments, whether realized or unrealized, including unrealized gains or losses related to VMware’s investment in Pivotal to adjust it to its fair value.

•	Charges recognized for non-recoverable strategic investments or gains recognized on the disposition of strategic investments are included as other-related items.

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Gains or losses on sale or disposal of distinct lines of business or product offerings, or transactions with features similar to discontinued operations, including recoveries or charges recognized to adjust the fair value of assets that qualify as “held for sale.”

•	Certain costs incurred related to Dell’s acquisition of VMware’s parent company, EMC Corporation.

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Certain litigation and other contingencies. VMware, from time to time, may incur charges or benefits that are outside of the ordinary course of VMware’s business related to litigation and other contingencies. VMware believes it is useful to exclude such charges or benefits because it does not consider such amounts to be part of the ongoing operation of VMware’s business and because of the singular nature of the claims underlying such matters.

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Tax adjustment. Non-GAAP financial information for the quarter is adjusted for a tax rate equal to VMware’s annual estimated tax rate on non-GAAP income. This rate is based on VMware’s estimated annual GAAP income tax rate forecast, adjusted to account for items excluded from GAAP income in calculating VMware’s non-GAAP income as well as significant tax adjustments. VMware’s estimated tax rate on non-GAAP income is determined annually and may be adjusted during the year to take into account events or trends that VMware management believes materially impact the estimated annual rate including, but not limited to, significant changes resulting from tax legislation, material changes in the geographic mix of revenue and expenses, changes to our corporate structure and other significant events. Due to the differences in the tax treatment of items excluded from non-GAAP earnings, as well as the methodology applied to VMware’s estimated annual tax rates as described above, the estimated tax rate on non-GAAP income may differ from the GAAP tax rate and from VMware’s actual tax liabilities.

Additionally, VMware’s management believes that the non-GAAP financial measure of free cash flow is meaningful to investors because management reviews cash flow generated from operations after taking into consideration capital expenditures due to the fact that these expenditures are considered to be a necessary component of ongoing operations.

The use of non-GAAP financial measures has certain limitations because they do not reflect all items of income and expense that affect VMware’s operations. Specifically, in the case of stock-based compensation, if VMware did not pay out a portion of its compensation in the form of stock-based compensation and related employer payroll taxes, the cash salary expense included in operating expenses would be higher, which would affect VMware’s cash position. VMware compensates for these limitations by reconciling the non-GAAP financial measures to the most comparable GAAP financial measures. These non-GAAP financial measures should be considered in addition to, not as a substitute for or in isolation from, measures prepared in accordance with GAAP and should not be considered measures of VMware’s liquidity. Further, these non-GAAP measures may differ from the non-GAAP information used by other companies, including peer companies, and therefore comparability may be limited.

Management encourages investors and others to review VMware’s financial information in its entirety and not rely on a single financial measure.